Exhibit 99.8
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Main Street Restaurant Group, Inc.

Dated: May 23, 2006	/s/ Bradford L. Honigfeld

Bradford L. Honigfeld

BRIAD MAIN STREET, INC.

Dated: May 23, 2006	By:	/s/ Bradford L. Honigfeld

Bradford L. Honigfeld
President

MAIN STREET ACQUISITION CORPORATION

Dated: May 23, 2006	By:	/s/ Bradford L. Honigfeld

Bradford L. Honigfeld
President

1